Exhibit 10.1

KINGSWAY FINANCIAL SERVICES INC.
2020 EQUITY INCENTIVE PLAN
1.Establishment, Purpose and Duration. Kingsway Financial Services Inc. (hereinafter referred to as the “Company”) hereby establishes a long-term incentive compensation plan to be known as the 2020 Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards. The Plan shall become effective upon being approved by shareholders (the “Effective Date”). The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the Shares, thereby aligning their interests with the long-term success of the Company’s shareholders. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
2.    Definitions. As used in the Plan, the following terms shall be defined as set forth below:
2.1     “Act” means the Securities Exchange Act of the 1934, as amended. Any reference in the Plan to any section of (or rule promulgated under) the Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
2.2    “Administrator” is defined in Section 4.1.
2.3    “Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under the Plan, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, Dividend Equivalent Rights or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.4    “Award Agreement” means an agreement or other instrument setting forth the terms and conditions of an Award that has been duly authorized and approved by the Administrator or its designee. An Award Agreement may be in an electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company), may be limited to a notation on the Company’s books and records and, if approved by the Administrator, need not be signed by a representative of the Company or a Participant.
2.5    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.
2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cash-Based Award” means an Award granted to a Participant as described in Section 12.
2.9    “Change in Control” shall mean any of the following events:
(a)    the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of Beneficial Ownership of 50% or more of either (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 2.9(c); provided further, that for purposes of clause (2) of this Section 2.9(a), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the Beneficial Owner of 50% or more of the outstanding Shares or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the Beneficial Owner of any additional shares of the outstanding Shares or any additional Outstanding Voting Securities and such Beneficial Ownership is publicly announced, such additional Beneficial Ownership shall constitute a Change in Control;
(b)    individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least 75% of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or
(c)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the Beneficial Owners, respectively, of the outstanding Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; or any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the outstanding Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(d)    the consummation of a plan of complete liquidation or dissolution of the Company.
2.10    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
2.11    “Committee” means the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be a “nonemployee director” within the meaning of Rule 16b-3 under the Act and “independent” within the meaning of the rules of the principal stock exchange on which the Shares are then traded.

2.12    “Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
2.13    “Company” means Kingsway Financial Services Inc., a Delaware corporation, or any successor thereto.
2.14    “Disability” means the inability of a participant to continue employment with the Company or a Subsidiary due to a long-term disability for which benefits are claimed or received under an insurance plan established by the Company or a Subsidiary.
2.15     “Dividend Equivalent Right” means Awards granted pursuant to Section 10.
2.16    “Effective Date” means the date on which the Company’s shareholders first approve the Plan.
2.17    “Eligible Person” means an Employee, Non-Employee Director or Consultant.
2.18    “Employee” means any person designated as an employee of the Company or any of its or their Subsidiaries on the payroll records thereof.
2.19     “Family Member” means a Participant’s spouse, parents, children and grandchildren.
2.20    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Administrator in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.
2.21     “Grant Date” means the date specified by the Administrator on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Administrator takes action with respect thereto.
2.22    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
2.23    “Non-employee Director” means a member of the Board of the board of directors of a Subsidiary who is not an Employee.
2.24    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
2.25    “Option” means any option to purchase Shares granted under Section 5.
2.26    “Option Price” means the purchase price payable upon the exercise of an Option.
2.27    “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 11.
2.28    “Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Administrator to participate in the Plan and to receive one or more Awards hereunder, provided that only Employees shall be eligible to receive grants of Incentive Stock Options, and provided further that residents of Canada shall not be eligible for Restricted Share Awards granted pursuant to Section 7.
2.29     “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award.
2.30    “Performance Criteria” means the criteria that the Administrator selects in its sole discretion for purposes of establishing the Performance Goal or Performance Goals for a Participant with respect to the Performance Cycle for an Award. The Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or an organizational level specified by the Administrator, including, but not limited to, a Subsidiary or unit, division, group of the Company or a Subsidiary. Performance Criteria may be measured on an absolute or relative basis, including but not limited to performance as measured against a group of peer companies or by a financial market index.
2.31    “Performance Goals” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Administrator for the Performance Cycle applicable to such Award.
2.32    “Performance Share Award” means an Award denominated in either Shares or units granted subject to Performance Goals pursuant to Section 9.
2.33    “Person” means an individual, entity or group.
2.34    “Plan” shall have the meaning set forth in Section 1 above.
2.35    “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
2.36    “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
2.37    “Restricted Stock Unit” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.
2.38    “Shares” means the shares of the Company’s common stock (and any stock or other securities into which such common stock may be converted or into which it may be exchanged). Shares issued under Awards may be authorized but unissued or reacquired common stock, including shares repurchased by the Company on the open market or otherwise.
2.39    “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.
2.40    “Stock Appreciation Right” means a right granted under Section 6.
2.41    “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
2.42    “Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.
2.43    “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, in lieu of cash compensation due to an Employee or in satisfaction of an award granted under another plan sponsored or maintained by the Company or one of its Subsidiaries.
3.    Grant of Awards; Shares Available Under the Plan.
3.1    Grant of Awards. The Administrator may, from time to time, grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents, Other Equity Awards and/or Cash Based Awards to one or more Eligible Persons. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Administrator or from a person designated by the Administrator, that they have been selected to participate in the Plan.
3.2    Number of Shares Reserved for Awards.
(a)    Subject to adjustments as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards is 1,600,000 Shares. All Shares may be issued under any form of Award available under the

Plan, including Nonqualified Stock Options and Incentive Stock Options. The Company will keep available at all times the number of Shares reasonably required to satisfy then outstanding Awards.
(b)    Except with respect to a maximum of five percent (5%) of the Shares authorized under Section 3.2(a) as of the Effective Date, as may be adjusted under Section 13, and except for the death or disability of the Participant, or a Change in Control, no equity-based Award that vests on the basis of the Participant’s continued employment with the Company shall provide for vesting before the first (1st) anniversary of the Grant Date or, with respect to a Performance Share Award, a Performance Period that is less than twelve (12) months. Treatment of Awards in cases of death, disability, and Change in Control may be specifically addressed in an individual Award Agreement with the Participant. The restrictions in this Section 3.2(b) on vesting of equity-based Awards that vest on the basis of the Participant’s continued employment with the Company shall not apply to any Award made pursuant to that certain offer letter to Mr. John T. Fitzgerald dated as of September 5, 2018 and filed as Exhibit 10.2 to the Corporation’s Current Report on Form 8-K filed with the SEC on September 10, 2018.
3.3    Share Usage.
(a)    Any Shares related to Awards granted under the Plan that at any time on or after the Effective Date terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Administrator’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Shares that are forfeited shall again be available for grant under the Plan.
(b)    The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c)    Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.
(d)    Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.
4.    Plan Administration.
4.1    Committee. Subject to the provisions of this Section 4, the Plan shall be administered by the Committee. In the absence of a designation to the contrary by the Board, the Compensation & Management Resources

Committee shall serve as the Committee and as the Administrator. The interpretation and construction by the Administrator of any provision of the Plan or of any Award Agreement and any determination by the Administrator pursuant to any provision of the Plan or any such agreement, notification or document shall be final and conclusive. No member of the Administrator shall be liable to any person for any such action taken or determination made in good faith.
4.2    Terms and Conditions of Awards. Subject to the provisions of the Plan and applicable law, the Administrator shall have final discretion, responsibility and authority to:
(a)    designate Participants;
(b)    determine when Awards are to be granted to Participants;
(c)    determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d)    determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;
(e)    subject to Sections 5.6 and 18.9, to extend at any time the period in which Options may be exercised;
(f)    establish and administer Performance Goals and Performance Cycles relating to any Award;
(g)    determine the rights of Participants with respect to an Award upon termination of employment or service as a director;
(h)    subject to the applicable provisions of the Code, to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Shares and other amounts payable with respect to an Award shall be deferred and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(i)    determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;
(j)    accelerate the vesting of an Award; provided, however, that in no event shall any Award’s vesting be accelerated other than in connection with the death or disability of the Participant holding such Award or on a Change in Control as provided in Section 14 below; provided further, however, that this restriction will be inapplicable to Awards representing no more than 5% of the total Shares authorized for issuance under the Plan;
(k)    interpret the terms and provisions of Award Agreements;
(l)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;
(m)    decide all disputes arising in connection with the Plan;
(n)    amend or revise the terms of any Awards to be granted to certain Participants in order to comply with applicable foreign law requirements;
(o)    provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Administrator; and

(p)    make all other determinations deemed necessary or advisable for the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Participants. The Administrator may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under the Plan. The Administrator (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
4.3    Administrator Delegation. Except to the extent prohibited by applicable law or applicable rules and regulations of any securities exchange on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. Without limiting the generality of the foregoing, the Administrator may delegate to one or more officers of the Company or any of its Subsidiaries the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator, and that may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise are subject to Section 16 of the Act.
4.4    Awards to Non-employee Directors. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Administrator.
4.5    Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.
5.    Options. The Administrator may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions: Each Option granted shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.
5.1    Number of Shares. Each grant shall specify the number of Shares to which it pertains.
5.2    Option Price. Each grant shall specify an Option Price per Share, which shall in no event be less than the Fair Market Value per Share on the Grant Date; provided, however, that a Nonqualified Stock Option may be granted with an Option Price lower than the then current Fair Market Value if such Option is granted under Section 13 (with respect to an assumption or substitution for another option).
5.3    Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company and the Participant has paid to the Company (or made a satisfactory arrangement to pay) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Option Price. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Administrator’s sole discretion: (a) cash, check or cash equivalent acceptable to the Company, (b) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise (as reasonably determined by the Administrator) that is equal to the Option Price (including, pursuant to procedures approved by the Administrator, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of Shares), (c) a net exercise method by whereby the Company withholds from the delivery of the Shares for which the option was exercised that number of Shares having a Fair Market Value equal to the aggregate Option Price of the Shares for which the Option was exercised, (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Administrator may deem appropriate on such basis as the Administrator may determine in accordance with the Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
5.4    Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable, and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
5.5    Provisions Governing ISOs. In the case of an Incentive Stock Option, the terms and conditions of any such Award shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, rather than being forfeited.
5.6    Exercise Period.
(a)    Subject to Section 18.9, no Option granted under the Plan may be exercised more than ten years from the Grant Date.
(b)    If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.
5.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
6.    Stock Appreciation Rights. The Administrator may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Administrator and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under the Plan shall be upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
6.1    Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Administrator the right to elect among those alternatives.
6.2    Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
6.3    Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under the Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.

6.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
7.    Restricted Shares. The Administrator may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
7.1    Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
7.2    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
7.3    Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Administrator, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Any grant shall require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be accumulated or reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.
7.4    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Administrator on the Grant Date.
7.5    Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
7.6    Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan. Unless otherwise directed by the Administrator, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse, whether such certificates are evidenced on paper or electronically.
8.    Restricted Stock Units. The Administrator may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
8.1    Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
8.2    Dividend Equivalent Rights and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Administrator may on or after the Grant Date authorize the payment of Dividend Equivalent Rights on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any Dividend Equivalent Rights with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.

8.3    Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
8.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
9.    Performance Share Awards. The Administrator shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:
9.1    Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
9.2    Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Administrator and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.
9.3    Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.
9.4    Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.
9.5    Dividend Equivalent Rights. Dividend Equivalents with respect to an Award of Performance Shares that are based on dividends paid prior to vesting of such Award shall only paid be out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and such Award vests.
9.6    Adjustments. If the Administrator determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Administrator shall have sole discretion to modify such Performance Goals, in whole or in part, as the Administrator deems appropriate and equitable. The Administrator shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.
9.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
10.    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling a Participant to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. The terms and conditions of any Dividend Equivalent

Right shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
11.    Other Equity Awards. The Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of Unrestricted Shares) in such amounts and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
12.    Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to key employees in such amounts and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the Performance Cycle, the amount of cash to which the Cash-Based Award pertains, the Performance Goals and other conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash.
13.    Adjustments. The Administrator shall make or provide for such adjustments in the: (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of Shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (v) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (w) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, (x) material changes in accounting practices or principles, (y) acquisitions of stock or property or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In addition, in the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Administrator may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
14.    Change in Control.
14.1    Except as specifically agreed to the contrary in a written agreement with a Participant, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(a)    substitution or assumption of Awards, or to the extent the surviving entity (or Affiliate thereof) is unwilling to permit substitution or assumption of the Awards, full acceleration of the vesting of any time-vested Awards, and acceleration of any Performance Share Awards (based on actual performance through the date of such Change in Control and on a pro-rata basis); and/or
(b)    cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation, including as provided in Section 14.1(a) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Option Price or Base Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Base Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of Section 14.1(a) above, substitution of an Award may include conversion of the Shares underlying such Award into shares of the buyer (or Affiliate thereof), or, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, into cash, property or other securities having an equivalent value as the Award (as determined consistent with Section 14.1(b) above), which conversion shall not affect any continued vesting requirements of the Award. For the avoidance of doubt, any such substitution of an Award shall not provide for the acceleration of any vesting requirements of the Award except due to a termination of employment by the Company without cause, a Participant’s resignation for good reason, or employment termination due to death or disability, as reasonably determined by the Committee, within twelve months of a Change in Control, and no Awards shall vest solely as a result of such substitution. Payments to holders pursuant to Section 14.1(b) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Base Price).
14.2    No Award Agreement shall provide for automatic acceleration of the vesting of any time-vested Awards or Performance Share Awards upon a Change in Control.
14.3    Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; and (ii) deliver customary transfer documentation as reasonably determined by the Committee.
15.    Withholding.
15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder. An Agreement may provide that (a) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (b) the holder may satisfy any such obligation by any of the following means: (i) a cash payment to the Company; (ii) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (iii) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (iv) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (v) any combination of (i), (ii), (iii) and (iv), in each case to the extent permitted by the Administrator. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
16.    Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Administrator may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Administrator shall be taken consistent with the requirements of Section 409A of the Code.
17.    Authorization of Sub-Plans and Foreign Employees. The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Administrator shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Administrator deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Administrator shall deem necessary or desirable. All sub-plans adopted by the Administrator shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan. Without amending the Plan, the Administrator may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan.
18.    Amendments and Other Matters.
18.1    Plan Amendments. The Board may amend, suspend or terminate the Plan or Administrator’s authority to grant Awards under the Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan, or (b) such amendment would (i) modify Section 18.4, (ii) increase the aggregate number of Shares issued or issuable under the Plan, (iii) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 13, (iv) modify the eligibility requirements for Participants in the Plan, or (v) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of the Plan may materially and adversely affect any outstanding Award without the consent of the affected Participant.
18.2    Award Deferrals. The Administrator may permit Participants to elect to defer issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. However, any Award deferrals which the Administrator permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.3    Conditional Awards. The Administrator may condition the grant of any award combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.4    Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Administrator from taking any action provided for in Section 13 above.

18.5    No Employment Rights. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Section 18.1, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Administrator without giving rise to any liability on the part of the Company or its Subsidiaries.
18.6    Tax Qualification. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.
18.7    Leave of Absence or Transfer. A transfer between the Company and any Subsidiary or between Subsidiaries or a leave of absence duly authorized by the Company shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.
18.8    Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Administrator may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
18.9    Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to any trading restrictions applicable to the Company’s Shares, then, unless otherwise determined by the Administrator, the length of time applicable to any such restriction shall toll any exercise period until such restriction lapses.
18.10    No Duty to Inform Regarding Exercise Rights. Neither the Company, any Subsidiary, the Administrator nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation Right may be exercised or in which an Option may be exercised.
19.    Issuance of Shares; Fractional Shares.
19.1    Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.
19.2    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.3    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4    Investment Representations. The Administrator may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,

19.5    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.
20.    Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Administrator. Any claim must be delivered to the Administrator within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit relating to the Plan or an Award shall be Chicago, Illinois.
21.    Governing Law. This Plan, each award hereunder and the related Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or applicable federal law, shall be governed by the laws of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
22.    Compliance with Section 409A.
22.1    In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
22.2    Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under the Plan, except to the extent authorized under any sub-plan established under the Plan.
22.3    Applicable Requirements. To the extent any of the Awards granted under the Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a)    Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b)    Initial Deferral Elections. For Awards of RSUs where the Administrator provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c)    Subsequent Deferral Elections. To the extent the Company or Administrator decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section 1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3 (a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d)    Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e)    Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(f)    Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g)    Payments upon a Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.
(h)    Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.
22.4    Deferrals to Preserve Deductibility under Section 162(m). The Administrator may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Section 162(m) in accordance with IRS regulations. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company, Subsidiary or both anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).
22.5    Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section

1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.
23.    Transferability.
23.1    Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under the Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of the Plan shall render such Award null and void.
23.2    Limited Transfer Rights. The Administrator may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Administrator. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.
23.3    Additional Restrictions on Transfer. Any Award made under the Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
23.4    Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under the Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
24.    Forfeiture and Clawback. Without limiting in any way the generality of the Administrator’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Administrator determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.
25.    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
26.    Effect of Disposition of Facility or Operating Unit. If the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Administrator may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 14.1 with respect to a Change in Control. If the Administrator takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and the terms and conditions of the Award Agreement and the other terms and conditions of the Plan shall control.
27.    Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
28.    Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, or other applicable securities laws.
29.    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Participant.
30.    Miscellaneous.
30.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
30.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
30.3    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
30.4    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
30.5    Designation of Beneficiary. The Administrator may permit the holder of an Award to file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
30.6    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
30.7    Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Participant, the Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver the Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
30.8    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf this 21st day of September 2020, by its duly authorized officer, effective as of the Effective Date.
KINGSWAY FINANCIAL SERVICES INC.

By:    /s/ John T Fitzgerald
    John T. Fitzgerald, President and CEO